EXHIBIT 99.1

       CYPRESSTREE INTERNET PLATFORM DELIVERED BY BACK BAY TECHNOLOGIES --

 Zanett IT CommonwealthTM Company Provides CypressTree Secure and Timely Site

NEW YORK-- (BUSINESS WIRE) - September 30, 2004 - Back Bay Technologies, Inc. ("BBT"), a member of the Zanett Inc. ("Zanett") (NASDAQ: ZANE - News) IT CommonwealthTM, today announced it has implemented CypressTree Investment Management Company's investor-friendly web site on-time and within budget. The new site, www.cyptree.com, provides personalized, targeted fund information to CypressTree's institutional customers. To support the management of CypressTree's loan and high yield bond portfolios, Back Bay developed the systems to ensure broad scalability and robust security - helping to ensure customer confidence in using the site for sensitive transactions.

CypressTree Impressed with BBT

John Frabotta, Chief Investment Officer at CypressTree Investment Management Company commented, "Our web presence is a critical piece of our strategic vision and we were careful in selecting a vendor to help us. In Back Bay Technologies, we found a firm that had capital markets experience and technical know-how that we could trust. We were impressed with Back Bay's ability to partner with us from the very beginning - and cost-effectively build a solution customized for our particular needs."

CypressTree's Customers Applaud the New Site

Commenting further, Martha Hadeler, Senior Loan Portfolio Manager at CypressTree Investment Management Company stated, "Since we launched the new site on September 16th, customer and employee feedback has been excellent.
By using the administrative and content management tools BBT supplied, we can dynamically change the flow, functionality, and content of our site and delegate certain administrative capabilities to our clients."

BBT Specializes in Relationship Solutions

Marc P. Maselli, Chief Executive Officer of Back Bay Technologies, commented, "We are proud to have been chosen by CypressTree to help them with this critical initiative. Throughout the engagement, our team was focused on providing the required functionality - while simultaneously engineering their systems to ensure flexibility and significantly lower ongoing IT costs. As with all of our other clients, our goal here has been to work intimately with CypressTree and create a targeted, successful solution. We have achieved this goal."

About Back Bay Technologies, Inc. (www.backbaytechnologies.com)

Back Bay Technologies is a leading provider of technology consulting services to Fortune-class companies in the Capital Markets and Insurance industries. Back Bay Technologies creates business value for its clients by aligning business process, complex integration, and best-of-breed technologies to create robust, professionally architected solutions on time and within budget. Its service offerings include pragmatic technology strategy and planning, application integration, enterprise architecture, custom application development and web services, and enterprise information portals. Back Bay Technologies, a wholly owned subsidiary of Zanett, Inc. (NASDAQ:ZANE), serves clients throughout the Northeast United States through its headquarters in Needham, MA and regional offices in New York City.

Contact:
Back Bay Technologies, Inc.
Marc Maselli, 781-444-5669 or Marc.Maselli@backbaytechnologies.com

About Zanett, Inc. (www.zanettinc.com)

Zanett is an information technology ("IT") holding company that through its operating subsidiaries provides specialized IT services to Fortune 500 caliber and middle market companies, and large Government agencies. Collectively, the operating companies are referred to as the IT
CommonwealthTM.

Contact:
Ari Bayme, 212-980-4600 or abayme@zanett.com

About CypressTree Investment Management Company (www.cyptree.com)

CypressTree Investment Management Company is an independent investment management firm that specializes in below investment grade loans and high yield bonds. The firm and affiliated companies have a successful 15-year track record managing loan and high yield bond portfolios through various market and economic cycles. The company aims to control risk through a bottom-up, credit-intensive process and a defensive strategy with a disciplined emphasis of broad diversification.

Contact:
CypressTree Investment Management Company
Stephanie Hoey, 617 371-9323 or shoey@cyptree.com